Exhibit (a)(1)(B)


                              LETTER OF TRANSMITTAL

                                    TO TENDER

               OPTIONS UNDER THE FUNDTECH LTD. STOCK OPTION PLANS
                           TO PURCHASE ORDINARY SHARES

                                       FOR

                NEW OPTIONS TO PURCHASE ORDINARY SHARES UNDER THE

                        FUNDTECH LTD. STOCK OPTION PLANS
              PURSUANT TO THE OFFER TO EXCHANGE DATED June 10, 2002

                         THE OFFER AND WITHDRAWAL RIGHTS
              EXPIRE AT 11:59 P.M., EASTERN TIME, ON July 9, 2002,
                          UNLESS THE OFFER IS EXTENDED.

To:   Fundtech Ltd.
      c/o Fundtech Corporation
      30 Montgomery Street, Suite 501
      Jersey City, NJ  07302
      Attn:  Michael S. Hyman, General Counsel
      Fax: (201) 946-1685

       DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS
         SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER
          THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

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Pursuant to the terms and subject to the conditions of the Offer to Exchange dated June 10, 2002 (the "Offer to Exchange") and this Letter of Transmittal, I hereby tender the outstanding options to purchase ordinary shares under the Fundtech Ltd. Stock Option Plans, (as defined in the Offer to Exchange), as listed on the table below (and on any additional attached schedule, if there is inadequate space on the table below).

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       Grant Date of         Exercise Price per share    Number of Unexercised
        Option (1)                  of Option          Option Shares Subject to
                                                              Option (2)
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[ ] This box is check-marked if I have attached an additional schedule.

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(1)   Each option is listed on a separate line even if more than one option was issued on the same grant date.

(2) For each option, only the number of shares that may be acquired upon exercise of that option is listed. In addition, I have listed all option grants that I have received within the 180 days immediately prior to the date of cancellation of any of my tendered options. Shares that have already been acquired upon exercise of an option are not listed.

      I hereby acknowledge receipt of the Offer to Exchange. All capitalized terms used in this Letter of Transmittal and not otherwise defined shall have the meaning ascribed to them in the Offer to Exchange. The Offer to Exchange, this Letter of Transmittal and the related Notice to Withdraw Tender, as each may be amended from time to time, constitute the "offer." I agree to all of the terms of the offer, and I acknowledge that Fundtech Ltd. (the "Company") has advised me to consult with my own advisors as to the consequences of participating or not participating in the offer.

      Subject to the terms and conditions of the offer (including, if the offer is extended or amended, the terms and conditions of any such extension or amendment), and effective upon acceptance by the Company of the options tendered hereby, I hereby sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to all of the options that I am tendering hereby. I agree that this Letter of Transmittal is an amendment to the option agreement or agreements to which the options I am tendering hereby are subject. I understand that the options tendered hereby will be irrevocably cancelled upon their acceptance by the Company and that I will have no rights under the cancelled option.

      I hereby represent and warrant that I have full power and authority to tender the options tendered hereby and that, when and to the extent such options are accepted for exchange by the Company, such options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, other than pursuant to the applicable option agreement, and such options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the options I am tendering hereby.

      All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer to Exchange, this tender is irrevocable.

      By execution hereof, I understand that tenders of options pursuant to the procedure described in the Offer to Exchange and in the instructions to this Letter of Transmittal will constitute my acceptance of the terms and conditions of the offer. The Company's acceptance for exchange of options tendered pursuant to the offer will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the offer.

      Subject to the terms and conditions of the offer, I understand that the options tendered hereby will be exchanged for new options to purchase ordinary shares of the Company pursuant to the Option Plans. I understand that my participation in the offer requires me to tender all options that I have received within the 180 days immediately prior to the date of cancellation of any of my tendered options. The number of ordinary shares subject to new options to be granted to me, pursuant to the terms of this offer, will be equal to the number of shares subject to the number of options tendered by me and accepted for exchange and canceled by the Company, as adjusted for any stock splits, reverse stock splits, stock dividends and similar events. I understand that the Company will not issue any options exercisable for fractional ordinary shares and will instead round down to the nearest whole share. I understand that the new options will be subject to the terms and conditions set forth in a new option agreement between the Company and me that will be forwarded to me after the grant of the new options. I acknowledge that the new options that I will receive will not be granted until the date of the first meeting of our Board of Directors or an appropriate committee thereof held on or about the first business day that is at least six months and one day after the date the options tendered hereby are accepted for exchange and cancelled, but in no event later than January 31, 2003, unless the offer is extended. I also acknowledge that in order to receive new options, I must be (i) be employed by Fundtech or one of its subsidiaries, (ii) be on active service with Fundtech or one if its subsidiaries (i.e. not be on a leave of absence which has not been approved by our Chief Financial Officer), and (iii) not be a member of our Board of Directors from the date I tender options continuously through the date the new options are granted

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

and otherwise be eligible under the Option Plans on the date the new options are granted. I further acknowledge that, if my employment is terminated for any reason, with or without cause and including death or disability or I take a leave of absence not approved by the Company's chief financial officer, before the new options are granted, I will not receive any new options or any other consideration for the options that I tender and that are accepted for exchange by the Company. I understand that my participation in the offer does not create any right to employment with the Company and does not interfere with the ability of the Company to terminate my employment at any time, with or without cause.

      I recognize that, under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the offer and postpone the acceptance and cancellation of any options tendered for exchange. I understand that the options delivered herewith but not accepted for exchange will be returned to me at the address indicated below.

      I waive any right to receive any notice of the acceptance of this Letter of Transmittal or the options tendered hereby, except as provided for in the Offer to Exchange.

      The name and social security number or other identification number, such as a tax identification number or national identification number, of the registered holder of the options tendered hereby appear below exactly as they appear on the option agreement or agreements representing such options.

      THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

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                               SIGNATURE OF OWNER

X                                      Date:                      Time:
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(Signature of Option Holder or Authorized Signatory)

Name:
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                                 (Please Print)

Capacity, if not Option Holder:
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Address:
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                          (Please include ZIP code)

E-mail Address:
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Telephone No. (with area code):
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Tax ID/Social Security No.:
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

                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

      1. Delivery of Letter of Transmittal.

      A properly completed and duly executed original of this Letter of Transmittal (this "Letter"), and any other documents required by this Letter, must be received on behalf of the Company at the address set forth on the first page of this Letter on or before the expiration date of the offer.

      THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

      Tenders of options made pursuant to the offer may be withdrawn at any time prior to the expiration date of the offer. If the offer is extended by the Company beyond that time, you may withdraw your tendered options at any time until the extended expiration of the offer. In addition, if we do not accept your tendered options for exchange before 11:59 p.m., eastern time, on August 6, 2002, the fortieth business day from the commencement of this offer, you may withdraw your tendered options at any time after August 6, 2002 until we accept your tendered options. To withdraw tendered options you must deliver a Notice to Withdraw Tender in the form provided in the offer, or such other form providing all of the information required by and complying with the procedures set forth in such form of Notice to Withdraw Tender. Withdrawals may not be rescinded and any options withdrawn will thereafter be deemed not properly tendered for purposes of the offer, unless such withdrawn options are properly re-tendered prior to the expiration date of the offer by delivering another Letter of Transmittal following the procedures set forth in the Offer to Exchange and the Letter of Transmittal. The Company will not accept any alternative, conditional or contingent tenders. All tendering option holders, by execution of this Letter, waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

      2. Inadequate Space.

      If there is inadequate space on the table on the first page of this Letter, check the box under the table to so indicate and attach an additional schedule setting forth the required information. Such additional schedule will be considered part of this Letter, and you should print your name on and sign such schedule.

      3. Tenders.

      If you intend to tender options pursuant the offer, you must complete the table on the first page of this Letter by providing the following information for each option that you intend to tender:

      - Grant Date of Option. This is the date the tendered option was granted to you. Such date is typically set forth on in your option agreement. You should list each option on a separate line even if more than one option was issued to you on the same grant date.

      - Exercise Price per share of Option. This is the price per share required to exercise the tendered option. Such price is typically set forth in your option agreement.

      - Number of Unexercised Option Shares Subject to Option. This is the number of shares that may be acquired upon exercise of the tendered option. This number might not be the same number set forth in your option agreement, because you should not include shares that have already been acquired upon exercise of an option. For example, if you were originally issued an option to purchase 1000 shares, and 25% of that option became vested, and you have exercised that option to purchase the 250 vested shares, the number of unexercised shares subject to the option would be 750. In completing the information for that option, you would list 750 shares with respect to that option, not 1000.

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      The Company will not accept partial tenders of options. If you choose to tender an option, you must tender the option with respect to all of the shares, except with respect to exercised shares, whether or not vested, that are subject to that option. If you have more than one option grant, tendering any option does not require that you tender any or all of your other options, with the important exception that you will be required to tender all options you received during the six months prior to the date of cancellation of your tendered option.

      4. Signatures on This Letter of Transmittal.

      If this Letter is signed by the holder of the options tendered hereby, the signature must correspond with the name as written on the face of the option agreement or agreements to which such options are subject, without alteration, enlargement or any change whatsoever. If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Letter.

      Signatures must be accompanied by the additional information requested: the date and time of signature, current address, e-mail address (if available), and social security number or other identification number, such as a tax identification number or national identification number. The e-mail address is the only optional information; all other information must be completed.

      5. Requests for Assistance or Additional Copies.

      Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange, this Letter or a Notice to Withdraw Tender may be directed to Michael S. Hyman, at the address given on the front cover of this Letter, or by telephone at (201) 946-1100, ext. 205. Copies will be furnished promptly at the Company's expense.

      6. Irregularities.

      All questions as to the number of option shares subject to options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of options will be determined by the Company in its discretion, which determination shall be final and binding on all parties. The Company reserves the right to reject any or all tenders of options the Company determines are received from an ineligible employee, are not eligible options, are not in proper form or are unlawful to accept. The Company also reserves the right to waive any of the conditions of the offer and any defect or irregularity in the tender of any particular options, and the Company's interpretation of the terms of the offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

      IMPORTANT: THIS LETTER, TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE COMPANY ON OR PRIOR TO THE EXPIRATION DATE.

      7. Important Tax Information.

      You should refer to section 13 of the Offer to Exchange, which contains important U.S. federal income tax information. If you are a tax resident outside of the United States, you should refer to section 14 of the Offer to Exchange for a discussion of tax consequences of the offer which may apply to you. You should consult your own tax advisor in order to determine the tax consequences of participating or not participating in the offer.


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